As filed with the Securities and Exchange Commission on January 6, 2009

Registration No. 333-113877

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 10 TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MORGAN STANLEY CHARTER ASPECT L.P.

(Exact name of registrant as specified in charter document)

Delaware	6799	13-3775071
(State of Organization of Issuer)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Alternative Investments Group

522 Fifth Avenue,

13th Floor

New York, New York 10036

(212) 296-1999

(Address, including zip code and telephone number,

including area code,

of registrant’s principal executive offices)

Walter Davis

Demeter Management Corporation

522 Fifth Avenue,

13th Floor

New York, New York 10036

(212) 296-1999

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

Edwin L. Lyon, Esq. Cadwalader, Wickersham & Taft LLP 1201 F Street, N.W., Suite 1100 Washington, D.C. 20004 (202) 862-2200	Todd Hand, Esq. Morgan Stanley & Co. Incorporated 2000 Westchester Avenue, 1st Floor Purchase, New York 10577 (914) 225-5377

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is a part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement Nos. 333-41684, 333-85074 and 333-103168, previously filed by Registrant. This Registration Statement, which relates to 11,544,935.149 unsold units of limited partnership interest of the Registrant as of November 30, 2008, also constitutes a Post-Effective Amendment to Registration Statement Nos. 333-41684, 333-85074 and 333-103168.

This Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 (Reg. No. 333-113877) of Morgan Stanley Charter Aspect L.P. (the “Registrant”) consists of a cover page, this page, and a signature page.

The Registrant has registered for continuing offering an aggregate of 30,250,000 units of limited partnership interest (“Units”) on a “best efforts” basis, pursuant to Registration Statement Nos. 333-41684, 333-85074, 333-103168, and 333-113877 (collectively, the “Registration Statements”). In October 2000, the Registrant commenced its offering of Units. The Registrant held 98 monthly closings to accept capital contributions for the sale of Units through November 30, 2008, as of which date the offering was terminated.

The results of the closing are summarized in the following table:

RESULTS OF OFFERING

Units Available for Sale	30,250,000.000
Units Sold to Date	18,705,064.851

Total Units Available	11,544,935.149

Accordingly, pursuant to Item 512(a)(3) of Regulation S-K, the Registrant hereby deregisters the 11,544,935.149 Units that were not sold in the public offering and which remain registered under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 10 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on January 6, 2009.

MORGAN STANLEY CHARTER ASPECT L.P.

By:	DEMETER MANAGEMENT CORPORATION,
General Partner

By:	/s/ Walter Davis
Walter Davis, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 10 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

DEMETER MANAGEMENT CORPORATION		General Partner

By:	/s/ Walter Davis Walter Davis	President, Chairman of the Board and Director of the General Partner	January 6, 2009

	Frank Zafran	Director of the General Partner

	/s/ Douglas J. Ketterer Douglas J. Ketterer	Director of the General Partner	January 6, 2009

	Michael P. McGrath	Director of the General Partner

	Harry Handler	Director of the General Partner

	/s/ Jacques Chappuis Jacques Chappuis	Director of the General Partner	January 6, 2009

	/s/ Jose A. Morales Jose A. Morales	Director of the General Partner	January 6, 2009

	/s/ Christian Angstadt Christian Angstadt	Chief Financial Officer of the General Partner	January 6, 2009

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